FOR RELEASE March 15, 2011

Contact: ICR, LLC

Ashley Ammon De Simone

(646) 277-1227

Chindex International, Inc. Reports Financial Results for the
Three and Nine Month Period Ended December 31, 2010

Bethesda, Maryland – March 15, 2011- Chindex International, Inc. (NASDAQ: CHDX), founded in 1981, an American health care company providing health care services in China through the operations of United Family Healthcare (UFH), a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the three and nine month period ended December 31, 2010.

Presentation of Financial Results
Effective on December 31, 2010, Chindex International, Inc. (Chindex) and Shanghai Fosun Pharmaceutical (Group) Co., Ltd., (FosunPharma) and certain of their respective subsidiaries, formed a joint venture created and consolidated under Chindex Medical Limited (CML), a newly-formed Hong Kong company. The former Medical Products division of Chindex and three medical device companies of FosunPharma were transferred to the joint venture. CML commenced operations effective January 1, 2011 and will engage in the manufacturing, marketing, sales and distribution of medical devices, medical equipment and consumables in China, Hong Kong and other markets. FosunPharma owns 51% and Chindex owns 49% of the CML joint venture. Consequently, going forward, the business and results of operations of the former Chindex division are deconsolidated from the Company’s financial statements. In the future, the Company’s 49% equity interest in the CML joint venture will be recognized using the equity method of accounting.

The financial statements presented in this press release and filed in the Transition Report on Form 10-K for the period ended December 31, 2010 present the Company’s statements of operations on a consolidated basis (including both the Healthcare Services division and the former Medical Products division) and balance sheet on a deconsolidated basis (giving effect to the transfer of the Medical Products division on December 31, 2010).

Financial Highlights for the Three Months Ended December 31, 2010

•	Revenue increased 7.7% to $50.0 million from $46.5 million in the prior year period.

•	Revenue from Healthcare Services increased 21% to $26.1 million, from $21.6 million in the prior year period.

•	Net income for the quarter ended December 31, 2010 was $1.7 million, or $0.10 per diluted share, compared to net income of $3.9 million, or $0.24 per diluted share, in the prior year period.

Three Months Ended December 31, 2010 Consolidated Financial Results

Revenue in the three months ended December 31, 2010 increased 7.5% to $50.0 million from $46.5 million in the prior year period, and reflects growing inpatient and outpatient volume across the United Family Healthcare network.

Income from operations in the quarter ended December 31, 2010 was $2.7 million, compared to income from operations of $6.6 million in the same quarter last year. Total operating costs and expenses for the quarter ended December 31, 2010 increased to $47.2 million compared to $39.9 million in the prior year period.

The variance in income from operations between the two periods of $3.8 million was primarily due to two items. First, during the three months ended December 31, 2010, the Company completed the formation of the CML joint venture with FosunPharma. Related to this transaction, Chindex incurred $942,000 in legal and professional fees which was recorded in general and administrative expenses. Second, in the prior year period, the Company recorded a benefit of $3.2 million to healthcare services costs to reflect the effect of business tax refunds, and had no similar benefit in the current period.

Operating expenses included $1.0 million of non-cash stock compensation expense compared to $889,000 in the prior year. Development, startup, and post-opening expenses in the Healthcare Services division were $517,000 in the period compared to $313,000 in the prior year. Operating expenses in the quarter also included a $446,000 unrealized foreign exchange loss compared to a $309,000 unrealized foreign exchange loss in the same quarter of the prior year.

The Company recorded a $1.0 million provision for taxes, an effective tax rate of 36%, in the quarter ended December 31, 2010 as compared to a provision for taxes of $2.7 million, or an effective tax rate of 41%, in the prior year period. The effective tax rate in the prior period reflected losses in entities for which the Company could not recognize a tax benefit.

Net income for the quarter ended December 31, 2010 was $1.7 million, or $0.10 per diluted share. This compares to net income of $3.9 million or $0.24 per diluted share, in the prior year period.

Healthcare Services division business results:

In the quarter ended December 31, 2010, revenue increased 21% to $26.1 million from $21.6 million in the prior year period. The increase reflects continued growth of inpatient and outpatient volume across the Company’s United Family Healthcare network.

In the quarter ended December 31, 2010, operating costs increased to $20.3 million from $14.7 million in the prior year period. In the prior year period, the Company recorded a benefit of $1.0 million to healthcare services costs to reflect the effect of business tax refunds, and had no similar benefit in the current period. Income from operations before foreign exchange was $3.8 million compared to $5.6 million in the prior year period.

Medical Products division business results:

During the three month period ended December 31, 2010, revenue decreased 4% year over year to $23.9 million, compared to $24.9 million in the prior year. The division recorded a loss on operations of $538,000 during the period compared to income from operations of $1.3 million the prior year period. Gross margin percentage was constant period to period at 29%. Total operating expenses increased 23% to $7.4 million from $6.0 million in the prior year and include a portion of the legal and professional fees related to the formation of the CML joint venture.

Roberta Lipson, President and CEO of Chindex, stated, “Our 21 percent year over year growth in healthcare services reflects ongoing demand for services across our network as well as validation of the UFH brand in newer locations such as Shanghai and Guangzhou. Entering 2011 as a pure play healthcare services company, we are more focused than ever before on our expansion opportunities whether they be new geographic locations or rolling out new service offerings within the UFH network. We are excited at the formation of the Chindex Medical Limited joint venture with our partners at FosunPharma it an exciting growth opportunity as the medical device markets in China continue to grow at a rapid pace.”

Nine Months Ended December 31, 2010 Consolidated Financial Results

During the nine month period ended December 31, 2010, revenue increased 5.2% year over year to $136.7 million, compared to $130.0 million in the prior year. Income from operations was $9.5 million during the period, as compared to $13.3 million in the prior year period. Total operating costs and expenses increased 9.0% to $127.1 million from $116.7 million in the prior year. This reflects $2.1 million of non-cash stock compensation expense compared to $2.4 million in the prior year period. Development, startup, and post-opening expenses in the Healthcare Services division were $1.7 million in the period compared to $1.1 million in the prior year.

The Company recorded a $3.5 million provision for taxes, or an effective tax rate of 37.5%, in the nine month period ended December 31, 2010, compared to a provision for taxes of $5.3 million, or an effective tax rate of 40.8%, for the prior year period.

Net income was $5.8 million, or $0.36 per diluted share, compared to $7.7 million, or $0.48 per diluted share, in the prior year period. Non-cash stock compensation expense was $2.1 million during the nine month period ended December 31, 2010 compared to $2.4 million in the prior year period.

Conference Call

Management will host a conference call at 8:00 am ET on March 16, 2011, to discuss financial results. To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until March 30, 2011, by dialing (U.S. domestic) 1-800-642-1687 or (international) 1-706-645-9291, passcode 49209447. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.

Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Limited, a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.

About Chindex Medical Limited

The Chindex Medical Limited joint venture between FosunPharma and Chindex International began operations on January 1, 2011. The strategic venture merged the former Medical Products division of Chindex International and selected medical device companies of FosunPharma. The Chindex contributed businesses include distribution rights in China and Hong Kong for major imported brands in the areas of diagnostic ultrasound systems, robotic surgical systems, women’s health imaging systems and aesthetic laser systems. The FosunPharma contributed businesses include research and development and manufacturing in the areas of blood transfusion consumables and viral inactivation systems, surgical consumables and dental products and materials. The joint venture growth strategy includes expansion of sales of existing products in the China market, new product introductions focusing on surgery, cardiology, dermatology, orthopedics, neurology/neurosurgery, and women’s health.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our transition report on Form 10-K for the nine months ended December 31, 2010, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)

	Three months ended		Nine months ended
	December 31,		December 31
	20102009		20102009
		Unaudited
Product sales	$23,900	$24,921	$62,452	$65,324
Healthcare services revenue	26,115	21,563	74,224	64,610

Total revenue	50,015	46,484	136,676	129,934

Cost and expenses
Product sales costs	17,018	17,652	43,773	47,506
Healthcare services costs	20,336	14,699	57,288	48,801
Selling and marketing expenses	4,071	3,841	11,938	10,609
General and administrative expenses	5,769	3,699	14,129	9,740

Income from operations	2,821	6,593	9,548	13,278
Other (expenses) and income
Interest expense	(140)	(230)	(560)	(784)
Interest income	224	477	496	1,350
Loss on deconsolidation of subsidiaries	(126)	—	(126)	—
Miscellaneous (expense) — net	(59)	(220)	(56)	(851)

Income before income taxes	2,720	6,620	9,302	12,993
Provision for income taxes	(979)	(2,722)	(3,488)	(5,304)

Net income	$1,741	$3,898	$5,814	$7,689

Net income per common share — basic	$.11	$.27	$.38	$.53

Weighted average shares outstanding — basic	16,036,825	14,592,992	15,347,173	14,533,601

Net income per common share — diluted	$.10	$.24	$.36	$.48

Weighted average shares outstanding — diluted	17,362,919	16,211,607	16,703,670	16,127,180

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands except share data)

	December 31, 2010	March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$32,007	$50,654
Restricted cash	300	468
Investments	37,631	37,207
Receivables from affiliates	9,330	—
Accounts receivable, less allowance for doubtful accounts of $6,748 and $6,158, respectively
Product sales receivables	—	22,760
Patient service receivables	11,601	10,357
Inventories, net	1,413	14,411
Deferred income taxes	3,242	2,843
Other current assets	3,856	3,032

Total current assets	99,380	141,732
Restricted cash	980	2,556
Investments	2,439	—
Investment in unconsolidated affiliate	31,756	—
Property and equipment, net	37,099	23,678
Noncurrent deferred income taxes	108	103
Other assets	2,411	2,774

Total assets	$174,173	$170,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt, current portion of long-term debt and vendor financing	$—	$1,453
Accounts payable	4,038	13,979
Accrued expenses	8,541	14,022
Other current liabilities	3,874	3,826
Deferred revenue	—	2,549
Income taxes payable	2,147	2,218

Total current liabilities	18,600	38,047
Long-term debt, vendor financing and convertible debentures	23,070	22,593
Long-term accrued liabilities	—	84
Long-term deferred revenue	—	968
Long-term deferred tax liability	431	240

Total liabilities	42,101	61,932

Commitments and contingencies
Stockholders’ equity:
Common stock – 15,310,426 and 13,765,857 shares issued and outstanding at December 31, 2010 and March 31, 2010, respectively	153	138
Class B stock – 1,162,500 shares issued and outstanding at December 31, 2010 and March 31, 2010, respectively	12	12
Additional paid-in capital	115,815	100,269
Accumulated other comprehensive income	4,802	3,016
Retained earnings	11,290	5,476

Total stockholders’ equity	132,072	108,911

Total liabilities and stockholders’ equity	$174,173	$170,843

CHINDEX INTERNATIONAL, INC.
SEGMENT INFORMATION

For the nine months ended December 31, 2010 and the years ended March 31, 2010 and 2009, the Company operated in two businesses: Healthcare Services and Medical Products. The Company evaluates performance and allocates resources based on income or loss from operations before income taxes, not including foreign exchange gains or losses. The following segment information has been provided as per ASC 280 (in thousands):

(in thousands except share data)

	Healthcare Services		Medical Products	Total

For the three months ended December 31, 2010:

Sales and service revenue	$26,115		$23,900	$50,015
Gross Profit	n/a	*	6,882	n/a
Gross Profit %	n/a	*	29%	n/a
Income(loss) from operations before foreign exchange	$3,806		$(538)	$3,268
Foreign exchange (loss)				(446)

Income from operations				$2,822
Other (expense), net				(101)

Income before income taxes				$2,721

As of December 31, 2010:

Assets	$142,417		$31,756	$174,173

	Healthcare Services		Medical Products	Total

For the three months ended December 31, 2009:

Sales and service revenue	$21,563		$24,921	$46,484
Gross Profit	n/a	*	7,269	n/a
Gross Profit %	n/a	*	29%	n/a
Income from operations before foreign exchange	$5,637		$1,265	$6,902
Foreign exchange (loss)				(309)

Income from operations				$6,593
Other income, net				27

Income before income taxes				$6,620

As of December 31, 2009:

Assets	$106,242		$63,037	$169,279

	Healthcare Services		Medical Products	Total

For the nine months ended December 31, 2010:

Sales and service revenue	$74,224		$62,452	$136,676
Gross Profit	n/a	*	18,679	n/a
Gross Profit %	n/a	*	30%	n/a
Income (loss) from operations before foreign exchange	$11,898		$(1,806)	$10,092
Foreign exchange (loss)				(544)

Income from operations				$9,548
Other (expense), net				(246)

Income before income taxes				$9,302

As of December 31, 2010:

Assets	$142,417		$31,756	$174,173

	Healthcare Services		Medical Products	Total

For the nine months ended December 31, 2009:

Sales and service revenue	$64,610		$65,324	$129,934
Gross Profit	n/a	*	17,818	n/a
Gross Profit %	n/a	*	27%	n/a
Income from operations before foreign exchange	$12,043		$25	$12,068
Foreign exchange gain				1,210

Income from operations				$13,278
Other (expense), net				(285)

Income before income taxes				$12,993

As of December 31, 2009:

Assets	$106,242		$63,037	$169,279